Exhibit 99.4

CH2M HILL Companies, Ltd.

Introduction to Unaudited Condensed Combined Pro Forma Financial Information

(Unaudited)

On September 7, 2007, CH2M HILL Companies Ltd. (CH2M HILL) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with VECO Corporation (VECO), a privately-held corporation headquartered in Anchorage, Alaska, and its stockholders to acquire VECO and substantially all of VECO’s operating businesses. The consideration that CH2M HILL paid for VECO was approximately $350 million in the aggregate, including cash and the assumption of certain liabilities. The acquisition was financed from existing available cash and borrowings under our Amended and Restated Credit Facility.

The unaudited condensed combined pro forma balance sheet gives pro forma affect to the transaction as if it had occurred on June 30, 2007. The accompanying unaudited condensed combined pro forma statements of income for the year ended December 31, 2006 and the six-month period ended June 30, 2007, combines the historical operations of CH2M HILL with the historical operations of VECO as if the transaction had occurred on January 1, 2006 and 2007, respectively.

The unaudited condensed combined pro forma statements of income and notes thereto should be read in conjunction with the consolidated annual financial statements of CH2M HILL filed with the Securities and Exchange Commission in its Annual Report on Form 10-K for the year ended December 31, 2006, CH2M HILL’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, and the VECO financial statements filed in the Current Report on Form 8-K/A dated September 7, 2007 (filed October 31, 2007).

The unaudited condensed combined pro forma financial statements are presented for illustrative purposes only, and the pro forma adjustments are based on a preliminary valuation of the estimated fair values of the net assets acquired. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been completed at the dates indicated or what the results will be for any future periods.

CH2M HILL’s fiscal year ends December 31, while VECO’s fiscal year ends March 31. For pro forma presentation purposes, VECO’s historical balance sheet as of June 30, 2007 is combined with CH2M HILL’s June 30, 2007 balance sheet, and VECO’s historical statements of income for the year ended March 31, 2007 and the six-month period ended June 30, 2007 are combined with CH2M HILL’s historical statements of income for the year ended December 31, 2006 and the six-month period ended June 30, 2007.

The consolidated income statements of VECO include certain subsidiaries, contracts, assets and liabilities that were excluded in the Stock Purchase Agreement. The unaudited condensed combined pro forma statements of income include adjustments to eliminate the results of operations for those subsidiaries and assets which were not acquired by CH2M HILL.

CH2M HILL Companies, Ltd. And Subsidiaries
Unaudited Combined Pro Forma Balance Sheet
June 30, 2007
(Dollars in thousands)

	Historical CH2M HILL (a)	Historical VECO (b)	Exclusions (c)	VECO As Acquired	Pro Forma Adjustments (d)		Pro Forma Combined

Assets
Current Assets:
Cash and cash equivalents	$105,793	$42,603	$(19,646)	$22,957	$(85,760)	(1)	$42,990
Available-for-sale securities	4,047	3,585	—	3,585	—		7,632
Receivables, net	476,230	159,282	(40,788)	118,494	—		594,724
Unbilled revenue	351,139	61,165	(3,106)	58,059	—		409,198
Prepaid expenses and other	92,177	19,533	(167)	19,366	—		111,543
Total current assets	1,029,386	286,168	(63,707)	222,461	(85,760)		1,166,087

Investments in unconsolidated affiliates	37,129	10,219	(3,219)	7,000	—		44,129
Property, plant and equipment, net	36,695	120,121	(10,143)	109,978	76,747	(2)	223,420
Goodwill	43,029	7,441	—	7,441	60,942	(10)	111,412
Intangible assets, net	21,850	1,622	—	1,622	96,778	(3)	120,250
Deferred income taxes	62,395	8,877	(3,999)	4,878	(67,273)	(4)	—
Other assets, net	51,902	13,179	(2,158)	11,021	—		62,923
	$1,282,386	$447,627	$(83,226)	$364,401	$81,434		$1,728,221

Liabilities and Stockholders’ Equity

Current liabilities:
Lines of credit payable	$—	$3,754	$—	$3,754	$—		$3,754
Current portion of long term debt	223	19,441	—	19,441	—		19,664
Accounts payable	310,266	62,573	(8,390)	54,183	—		364,449
Billings in excess of revenues	173,522	18,714	(13,000)	5,714	—		179,236
Accrued liabilities	259,412	34,482	(8,282)	26,200	35,144	(6)(9)	320,756
Income taxes payable	—	34,203	(3,299)	30,904	29,300	(8)	60,204
Other	—	16,568	(662)	15,906	—		15,906
Total current liabilities	743,423	189,735	(33,633)	156,102	64,444		963,969

Long-term debt	178	74,021	—	74,021	80,000	(5)	154,199

Other liabilities	136,043	36,092	(13,308)	22,784	40,000	(6)	200,738
					1,911	(4)
Stockholders’ equity
Preferred stock	—	—	—	—	—		—
Common stock	328	247	—	247	(247)	(7)	328
Additional paid-in capital	49,009	—	—	—	6,573	(9)	55,582
Retained earnings	362,693	140,747	(34,863)	105,884	(105,884)	(7)	362,693
Accumulated other comprehensive loss	(9,288)	6,785	(1,422)	5,363	(5,363)	(7)	(9,288)
Total stockholders’ equity	402,742	147,779	(36,285)	111,494	(104,921)		409,315

Total liabilities and stockholders’ equity	$1,282,386	$447,627	$(83,226)	$364,401	$81,434		$1,728,221

See accompanying notes to unaudited condensed combined pro forma balance sheet.

(a)                                 This column represents the historical unaudited consolidated balance sheet for CH2M HILL as of June 30, 2007.

(b)                                This column represents the historical unaudited consolidated balance sheet for VECO as of June 30, 2007. Certain reclassifications have been made to conform with CH2M HILL’s presentation.

(c)                                 This column represents the assets, liabilities and stockholders’ equity for those subsidiaries and other assets of VECO that CH2M HILL did not acquire.

(d)                                This column reflects the purchase price adjustments for the acquisition of VECO as follows:

  (1)                           Represents the use of cash to fund the purchase price.

  (2)                           Represents the increase in fair value based on the preliminary valuations assigned to real and personal property.

  (3)                           Represents the preliminary allocation of purchase price to identifiable intangible assets for customer relationships and backlog of $49.5 million and $48.9 million, respectively, less amounts for intangible assets previously recorded in VECO’s financial statements that have been written off.

  (4)                           Represents deferred tax liabilities recorded in connection with the allocation of purchase price associated with fixed and intangible assets.

  (5)                           Represents the addition of debt borrowed by CH2M HILL to finance the acquisition.

  (6)                           Represents the recording of a $70.0 million holdback provision specified by the purchase agreement. Subject to the resolution of potential contingencies, $30.0 million of this holdback amount will be payable to former VECO shareholders on September 7, 2008 and the remaining $40.0 million is due on September 7, 2010.

  (7)                           Represents the elimination of VECO’s historical stockholders’ equity.

  (8)                           Represents the income tax liability assumed by CH2M HILL in connection with the divestiture of VECO assets excluded from the acquisition.

  (9)                           Represents cash payable and shares to be issued to VECO employees as provided by the purchase agreement.

  (10)       Represents goodwill recorded based on the preliminary purchase price allocation.

The consideration for the acquisition consisted of the following:

Cash	85,760
Debt	80,000
Holdback	70,000
Cash payable	5,144
Common stock	6,573
247,477
Fair value of net assets acquired as of June 30, 2007 excluding Goodwill	179,094
Goodwill as of June 30, 2007	68,383

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

As of September 7, 2007
Current assets	$207,185
Property, plant and equipment, net	184,651
Intangible assets	98,400
Goodwill	76,775
Other long-term assets	23,743
Total assets acquired	590,754

Current liabilities	(158,673)
Debt	(94,923)
Deferred income taxes and other long-term liabilities	(89,681)
Total liabilities assumed	(343,277)
Net assets acquired	$247,477

CH2M HILL is in the process of evaluating the fair value of the assets acquired and liabilities assumed and performed a preliminary purchase price allocation based on our current assessment of those fair values.  CH2M HILL has engaged an independent third party to assist CH2M HILL in the evaluation of the fair value of certain assets and liabilities acquired from VECO.  This valuation is not yet finalized due to the timing of the acquisition.  As such, the allocation of the purchase price is subject to change as the valuation is completed.

CH2M HILL Companies, Ltd. and Subsidiaries

Unaudited Combined Pro Forma Statement of Income

Year Ended December 31, 2006

(Dollars in thousands except per share)

	Historical CH2M HILL Year Ended December 31, 2006 (a)	Historical VECO Fiscal Year Ended March 31, 2007 (b)	Exclusions (c)	VECO As Acquired Fiscal Year Ended March 31, 2007	Pro Forma Adjustments (d)		Pro Forma Combined Year Ended December 31, 2006

Gross revenue	$4,006,944	$875,080	$(56,269)	$818,811	—		$4,825,755

Operating Expenses:
Direct cost of services and overhead	(3,286,450)	(768,101)	54,380	(713,721)	(7,718	) (2)	(4,007,889)

General and administrative	(673,857)	(57,464)	—	(57,464)	(31,521	) (1)	(763,699)
					(857	) (2)

Operating income	46,637	49,515	(1,889)	47,626	(40,096)		54,167

Equity in earnings of joint ventures and affiliated companies	17,000	884	(31)	853	—		17,853
Interest income	2,550	6,935	(4,336)	2,599	(2,547	) (3)	2,602

Interest expense	(2,506)	(6,973)	187	(6,786)	(6,054	) (4)	(15,346)

Other income (expense)	—	3	60	63	—		63

Income before provision for income taxes	63,681	50,364	(6,009)	44,355	(48,697)		59,339

Provision for income taxes	(24,780)	(19,411)	2,316	(17,095)	19,674	(5)	(22,201)

Net income	$38,901	$30,953	$(3,693)	$27,260	$(29,023)		$37,138

Net income per common share:
Basic	$1.20						$1.14
Diluted	$1.18						$1.11

Weighted average number of common shares:
Basic	32,419,751				288,400	(6)	32,708,151
Diluted	33,046,914				288,400	(6)	33,335,314

See accompanying notes to unaudited condensed combined pro forma statement of income.

(a)                                 This column represents the historical audited consolidated statement of income for CH2M HILL for the year ended December 31, 2006.

(b)                                This column represents the historical audited consolidated statement of income for VECO for the fiscal year ended March 31, 2007. Certain reclassifications have been made to the historical financial statements of VECO Corporation to conform with CH2M HILL’s presentation.

(c)                                 This column represents the results of operations for those subsidiaries and other assets of VECO that CH2M HILL did not acquire.

(d)                                This column represents the purchase price adjustments for the acquisition of VECO as follows:

(1)           To record amortization expense for amortizable intangible assets. The estimated fair value assigned to contract related intangibles is being amortized over periods of two to seven years.

(2)           To record depreciation expense for property, plant and equipment. The estimated fair value assigned to these long-term assets is being depreciated over periods of three to ten years. Depreciation is allocated approximately 90% to direct costs and 10% to general and administrative expenses.

(3)           To reflect a reduction in interest income related to CH2M HILL’s $85.8 million of cash used to acquire VECO.

(4)           To reflect an increase in interest expense related to borrowings under debt facilities, assumed debt and holdback.

(5)           To tax effect the pro forma adjustments based on an expected effective tax rate of 40.4% for the combined companies.

(6)           Represents shares to be issued to VECO employees as provided by the purchase agreement.

Income Per Share

Pro forma basic earnings per share is computed by dividing pro forma net income by the weighted average number of common shares outstanding during the period. Pro forma diluted earnings per share is computed by dividing pro forma net income by all common shares and dilutive potential common shares outstanding during the period.

CH2M HILL Companies, Ltd. and Subsidiaries

Unaudited Combined Pro Forma Statement of Income

Six Months Ended June 30, 2007

(Dollars in thousands except per share)

	Historical CH2M HILL Six Months Ended June 30, 2007 (a)	Historical VECO Six Months Ended June 30, 2007 (b)	Exclusions (c)	VECO As Acquired Six Months Ended June 30, 2007	Pro Forma Adjustments (d)		Pro Forma Combined Six Months Ended June 30, 2007

Gross revenue	$1,959,846	$437,663	$(19,577)	$418,086	$—		$2,377,932

Operating Expenses:
Direct cost of services and overhead	(1,560,722)	(365,018)	18,121	(346,897)	(3,859	) (2)	(1,911,478)

General and administrative	(376,790)	(35,385)	41	(35,344)	(15,761	) (1)	(428,323)
					(428	) (2)

Operating income	22,334	37,260	(1,415)	35,845	(20,048)		38,131

Equity in earnings of joint ventures and affiliated companies	12,242	(754)		(754)	—		11,488
Interest income	2,744	2,537	(1,328)	1,209	(1,274	) (3)	2,679

Interest expense	(280)	(3,925)	84	(3,841)	(2,579	) (4)	(6,700)

Other income (expense)	—	13,986	—	13,986	—		13,986

Income before provision for income taxes	37,040	49,104	(2,659)	46,445	(23,901)		59,584

Provision for income taxes	(4,346)	(19,691)	1,066	(18,625)	9,655	(5)	(13,316)

Net income	$32,694	$29,413	$(1,593)	$27,820	$(14,246)		$46,268

Net income per common share:
Basic	$1.00						$1.40
Diluted	$0.98						$1.38

Weighted average number of common shares:
Basic	32,708,901				288,400	(6)	32,997,301
Diluted	33,254,136				288,400	(6)	33,542,536

See accompanying notes to unaudited condensed combined pro forma statement of income.

(a)                                 This column represents the historical unaudited consolidated statement of income for CH2M HILL for the six months ended June 30, 2007.

(b)                                This column represents the historical unaudited consolidated statement of income for VECO for the six months ended June 30,2007. Certain reclassifications have been made to the historical financial statements of VECO Corporation to conform with CH2M HILL’s presentation.

(c)                                 This column represents the results of operations for those subsidiaries and other assets of VECO that CH2M HILL did not acquire.

(d)                                This column represents the purchase price adjustments for the acquisition of VECO as follows:

(1)                                  To record amortization expense for amortizable intangible assets. The estimated fair value assigned to contract related intangibles is being amortized over periods of two to seven years.

(2)                                  To record depreciation expense for property, plant and equipment. The estimated fair value assigned to these long-term assets is being depreciated over periods of three to ten years. Depreciation is allocated approximately 90% to direct costs and 10% to general and administrative expenses.

(3)                                  To reflect a reduction in interest income related to CH2M HILL’s $85.8 million of cash used to acquire VECO.

(4)                                  To reflect an increase in interest expense related to borrowings under debt facilities, assumed debt and holdback.

(5)                                  To tax effect the pro forma adjustments based on an expected effective tax rate of 40.4% for the combined companies.

(6)           Represents shares to be issued to VECO employees as provided by the purchase agreement.

Income Per Share

Pro forma basic earnings per share is computed by dividing pro forma net income by the weighted average number of common shares outstanding during the period. Pro forma diluted earnings per share is computed by dividing pro forma net income by all common shares and dilutive potential common shares outstanding during the period.